Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Erin Arnold, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts Announces Pricing of Senior Notes Offering
BROOMFIELD, Colo. – April 24, 2024 - Vail Resorts, Inc. (NYSE: MTN) today announced the pricing of its previously announced senior notes offering. The Company priced $600 million in aggregate principal amount of 6.500% senior notes due 2032 at par (the “Notes”). The Notes offering is expected to close on May 8, 2024, subject to customary closing conditions. The Notes will be unsecured senior obligations of the Company and will be guaranteed by certain of the Company’s domestic subsidiaries (other than certain excluded subsidiaries).
The Company intends to use the proceeds from the proposed offering to fund the redemption of all $600 million of its outstanding 6.250% Senior Notes due 2025 at a redemption price equal to 100% of their principal amount and all related fees and expenses. This press release does not constitute a notice of redemption with respect to the Company's outstanding 6.250% Senior Notes due 2025.
The Notes and the related subsidiary guarantees are being offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release is not an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America.

Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to unanticipated developments that prevent, delay or negatively impact the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law. There can be no assurance that the proposed offering will be completed as anticipated or at all.